   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 12, 1997
                                                       Registration No. 333-
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                                 ------------
                                   FORM S-3
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                                 ------------

                             PRI AUTOMATION, INC.
            (Exact name of registrant as specified in its charter)

       MASSACHUSETTS                                           04-2495703
(State or other jurisdiction                                (I.R.S. employer
of incorporation or organization)                         identification number)

                            805 MIDDLESEX TURNPIKE
                        BILLERICA, MASSACHUSETTS 01821
                                (508) 663-8555

  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                 ------------

                               MORDECHAI WIESLER
                            CHIEF EXECUTIVE OFFICER
                             PRI AUTOMATION, INC.
                            805 MIDDLESEX  TURNPIKE
                        BILLERICA, MASSACHUSETTS 01821
                                (508) 663-8555

(Name, address, including zip code, and telephone number, including area code, of agent for service)

                                 ------------

                                   Copies to:
                          ROBERT L. BIRNBAUM, ESQUIRE
                           WILLIAM R. KOLB, ESQUIRE
                            FOLEY, HOAG & ELIOT LLP
                            ONE POST OFFICE SQUARE
                          BOSTON, MASSACHUSETTS 02109
                                 (617) 832-1000

                                 ------------

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]_____________

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]_____________

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                                 ------------

                        CALCULATION OF REGISTRATION FEE

====================================================================================================================================

                                                                  PROPOSED                  PROPOSED
                                          AMOUNT                  MAXIMUM                    MAXIMUM
  TITLE OF EACH CLASS OF                  TO BE                OFFERING PRICE               AGGREGATE              AMOUNT OF
SECURITIES TO BE REGISTERED             REGISTERED              PER SHARE(1)            OFFERING PRICE(1)        REGISTRATION FEE
------------------------------------------------------------------------------------------------------------------------------------

Common Stock, $.01 par value......    111,258 shares               $32.19                  $3,581,396              $1,056.52
====================================================================================================================================


(1) Estimated solely for the purpose of determining the registration fee. In accordance with Rule 457(c) under the Securities Act of 1933, the above calculation is based on the average of the high and low sale prices reported in the consolidated reporting system of the Nasdaq National Market on December 5, 1997.

                                 ------------


     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

================================================================================

PROSPECTUS
----------

                             PRI AUTOMATION, INC.

                        111,258 SHARES OF COMMON STOCK

                             --------------------


     The 111,258 shares (the "Shares") of common stock, par value $.01 per share (the "Common Stock"), of PRI Automation, Inc. ("PRI" or the "Company") covered by this Prospectus are being offered by certain stockholders of the Company (the "Selling Stockholders") on a delayed or continuous basis, pursuant to the exercise of registration rights. See "Selling Stockholders."

     The Company will not receive any proceeds from the offering. The Company will bear the costs relating to the registration of the Shares offered hereby (other than selling commissions).

     The Selling Stockholders named herein or any pledgees, donees, transferees or other successors in interest, may offer the Shares, from time to time during the effectiveness of this registration statement, for sale through the Nasdaq National Market, in the over-the-counter market, in one or more negotiated transactions, or through a combination of methods of sale, at prices and on terms then prevailing or at negotiated prices. Sales may be effected to or through broker-dealers, who may receive compensation in the form of discounts, concessions or commissions in connection therewith. See "Plan of Distribution."

     The Common Stock is traded on the Nasdaq National Market under the symbol "PRIA." On December 11, 1997, the closing price for the Common Stock, as reported on the Nasdaq National Market, was $28.50 per share.

                             --------------------


      FOR A DESCRIPTION OF CERTAIN RISKS ASSOCIATED WITH THE COMMON STOCK
        OFFERED HEREBY, SEE "RISK FACTORS" BEGINNING ON PAGE 3 HEREOF.

                              ____________________


 THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
      EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
         PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.  ANY
             REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                             --------------------


  ALL SECURITIES TO BE REGISTERED HEREBY ARE TO BE OFFERED BY CERTAIN OF THE
                            COMPANY'S STOCKHOLDERS.


               THE DATE OF THIS PROSPECTUS IS DECEMBER 12, 1997.

                             AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information filed by the Company can be inspected and be copied, at the prescribed rates, at the public reference facilities of the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's regional offices at 7 World Trade Center, Suite 1300, New York, New York 10048, and Northwestern Atrium Center, 500 West Madison Street, Chicago, Illinois 60661. The Company files certain documents with the Commission electronically and these documents may be inspected and copied at the Commission's Web site (http://www.sec.gov). The Common Stock of the Company is quoted on the Nasdaq National Market. Reports, proxy statements and other information concerning the Company may be inspected at the offices of Nasdaq Stock Market, Inc. at 1735 K Street, N.W., Washington, D.C. 20006.

     This Prospectus constitutes a part of a registration statement on Form S-3 (the "Registration Statement") filed by the Company with the Commission under the Securities Act of 1933, as amended (the "Securities Act"). This Prospectus omits certain of the information contained in the Registration Statement and the exhibits and schedules thereto, as certain items are omitted in accordance with the rules and regulations of the Commission. For further information concerning the Company and the Common Stock offered hereby, reference is hereby made to the Registration Statement and the exhibits and schedules filed therewith, which may be inspected without charge at the office of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 and copies of which may be obtained from the Commission at prescribed rates. Any statements contained herein concerning the provisions of any document are not necessarily complete, and, in each instance, reference is made to the copy of such documents filed as an exhibit to the Registration Statement or otherwise filed with the Commission. Each such statement is qualified in its entirety by such reference.

                     INFORMATION INCORPORATED BY REFERENCE

     The following documents previously filed by the Company with the Commission are hereby incorporated in this Prospectus by reference and made a part hereof:

     (a) the Company's annual report, as amended, on Form 10-K for the fiscal year ended September 30, 1996;

     (b) the Company's quarterly reports on Form 10-Q for the quarters ended December 29, 1996, March 30, 1997 and June 29, 1997;

     (c)  the Company's current report on Form 8-K dated April 23, 1997;

     (d) the Company's current report on Form 8-K dated November 10, 1997, as amended on December 12, 1997; and

     (e) the description of the Company's Common Stock contained in the registration statement on Form 8-A filed with the Commission on October 12, 1994 under Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

     All reports and other documents subsequently filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of the offering of the Common Stock offered hereby shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the respective dates of the filing of such reports and documents. Any statement or information contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed modified or superseded for the purposes of this Prospectus to the extent that a statement contained herein or in any subsequently filed document incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     This Prospectus incorporates by reference documents that are not presented herein or delivered herewith. These documents (other than exhibits to such documents, unless such exhibits are specifically incorporated by reference herein) are available, without charge, upon written or oral request by any person to whom this Prospectus is delivered, including any beneficial owner, to:
PRI Automation, Inc.,805 Middlesex Turnpike, Billerica, MA 01821-3986,
Attention: Chief Financial Officer, telephone (978) 663-8555.

                          FORWARD-LOOKING STATEMENTS

     Certain statements in this Prospectus and in the documents incorporated by reference into this Prospectus constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Further, any statements contained in or incorporated into this Prospectus that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the foregoing, the words "expect," "anticipate," "plan," "believe," "seek," "estimate," "internal," "backlog" and similar are also intended to identify expressions that may be forward-looking statements. Such statements are not guarantees of future performance, and involve risks, uncertainties and assumptions that could cause the Company's future results to differ materially from those expressed in any forward-looking statements made by or on behalf of the Company. Many of such factors are beyond the Company's ability to control or predict. Readers are accordingly cautioned not to place undue reliance on forward-looking statements. The Company disclaims any intent or obligation to update publicly any forward-looking statements whether in response to new information, future events or otherwise. Important factors that may cause the Company's actual results to differ from such forward-looking statements include, but are not limited to, the risk factors discussed below.

                                 RISK FACTORS

     In addition to other information in this Prospectus, the following risk factors should be considered carefully in evaluating the Company and its business before purchasing shares of Common Stock offered hereby.

CYCLICALITY OF SEMICONDUCTOR INDUSTRY; LENGTHY SALES CYCLE

     The Company's business depends in significant part upon capital expenditures by manufacturers of semiconductors, including manufacturers that are opening new or expanding existing semiconductor fabrication facilities ("FABs"), which in turn depend upon the current and anticipated market demand for semiconductors and products incorporating semiconductors. The semiconductor industry is highly cyclical and historically has experienced periods of oversupply, resulting in significantly reduced demand for capital expenditures, including the systems manufactured and marketed by the Company. Although, in recent years, the semiconductor industry has experienced significant growth which, in turn, has caused significant growth in the capital equipment industry, there can be no assurance that such growth can be sustained. Recently, there have been indications that there will be a slower rate of growth in the semiconductor industry. Any such slowdown would likely have a material adverse effect on the Company's business, financial condition and results of operations. In addition, the Company believes its ability to reduce expenses in a downturn will be limited by the need to sustain investments in marketing, research, development and engineering.

     The Company anticipates that a significant portion of new orders will depend upon demand from semiconductor manufacturers building or expanding fabrication facilities, and there can be no assurance that such demand will exist. For instance, Intel Corporation ("Intel"), currently the Company's largest customer (see "Customer Concentration"), recently announced a reduction in its planned capital expenditures, including expenditures for the construction or expansion of FABs. The Company believes that this could have a material adverse effect on the

Company and on those businesses which supply capital equipment and related services to Intel and to the semiconductor industry generally.

     Sales of the Company's systems depend, in significant part, upon the decision of a prospective customer to increase manufacturing capacity by upgrading or expanding existing manufacturing facilities or constructing new manufacturing facilities, all of which typically involve a significant capital commitment. The Company's systems often have a lengthy sales cycle while the customer evaluates and receives approvals for the purchase of the Company's systems and completes the upgrading or expansion of existing facilities or the construction of new facilities. During such sales cycle the Company may expend substantial funds and management effort with no assurance that a sale will result. In addition, the cyclicality of the semiconductor industry, among other factors, may cause prospective customers to postpone decisions regarding major capital expenditures, including purchases of the Company's systems. As a result of the length of the sales cycle for its products, the Company's ability to forecast the timing and amount of specific sales is limited, and the delay or failure to complete one or more large transactions could have a material adverse effect on the Company's business, financial condition and results of operations.

FLUCTUATIONS IN OPERATING RESULTS; EFFECTS OF DELAYS IN CUSTOMER ORDERS

     The Company anticipates that factors affecting its future operating results will include the timing of significant orders, the gain or loss of any significant customer, the timing of new product announcements and releases by the Company or its competitors, order cancellations and shipment rescheduling or delays, patterns of capital spending by customers, market acceptance of new and enhanced versions of the Company's products, changes in pricing by the Company, its competitors, customers or suppliers, the mix of products sold and cyclicality in the semiconductor industry and the markets served by the Company's customers. In particular, the proposed reduction in capital expenditures by Intel, current uncertainties in the Asian markets, particularly in Korea, and the present uncertainties in customer demand for automation equipment due to the potential transition in the semiconductor industry from 200mm to 300mm wafer processing equipment, has caused and could continue to cause delays in, or cancellations of, customer orders. The Company derives a substantial portion of its annual revenues from the sale of a relatively small number of interbay flexible factory automation systems which typically range in purchase price from approximately $3,000,000 to approximately $15,000,000 and typically involve deliveries during several fiscal periods. As a result, any delay in the recognition of revenue for a single system could have a material adverse effect on the Company's results of operations for a given accounting period. The Company generally recognizes revenue upon shipment of product or completion of service, except in the case of certain contracts which are eligible for percentage of completion accounting. On certain eligible contracts (generally, large factory automation orders where performance extends over many months), the Company uses the percentage of completion method of revenue recognition, so that revenue arising from such orders is recorded during the fiscal periods in which the costs of performance are incurred. The use of the percentage of completion accounting method may have the effect of reducing the volatility of the Company's quarterly operating results. Nevertheless, the Company's revenues and operating results for a fiscal period may be affected by the timing of orders received or orders shipped during such period. A delay in a shipment near the end of a fiscal period, due, for example, to rescheduling or cancellations by customers or to unexpected manufacturing difficulties experienced by the Company, may cause sales in a particular fiscal period to fall significantly below the Company's expectations and may thus have a material adverse effect on the Company's business, financial condition and results of operations for such period.

     The Company's operating results also fluctuate based on gross margins. Gross margins may vary based on a variety of factors including the mix and average selling prices of products sold, costs to manufacture, market, service and support new product introductions and enhancements and customization of systems and the efforts of the Company to enter new markets. The Company's contracts typically provide for fixed prices, and as a result higher than expected costs incurred in the performance of a contract generally cannot be passed on to the customer. In addition, continued investments in research and development, capital equipment and extensive ongoing customer service and support capability worldwide will result in significant fixed costs which the Company will not be able to reduce rapidly if its sales goals for a particular period are not met. The absence of significant backlog for an extended period of time could hinder the Company's ability to plan production and inventory levels, which could cause fluctuations in operating results. Fluctuations in the Company's quarterly operating results may increase the volatility of the trading price of the Company's Common Stock. (See "Volatility of Stock Price.") The Company's results of operations for any fiscal period are not necessarily indicative of results for any future period.

CUSTOMER CONCENTRATION

     Historically, a significant portion of the Company's revenues in any particular period has been attributable to sales to a limited number of customers. Systems sales to the Company's three largest customers accounted for 80%, 53% and 59% of the Company's total system sales during fiscal years 1995, 1996 and 1997, respectively. The Company's largest customers also change from year to year, as large FABs are completed and new projects are initiated. One customer, Intel, accounted for 60%, 38% and 45% of the Company's net revenue in fiscal years 1995, 1996 and 1997, respectively. In fiscal year 1994, Motorola, Inc. and Digital Equipment Corporation accounted for 19% and 11% of net revenue, respectively. In fiscal year 1995, Mosel Vitelic, the Company's first customer in the Asia Pacific region, and SGS Thomson each accounted for 10% of net revenue. In fiscal years 1996 and 1997, Intel was the only customer accounting for 10% or more of the Company's net revenue. The Company expects that sales of its products to relatively few customers will continue to account for a high percentage of its revenues in the foreseeable future. None of the Company's customers has entered into a long-term agreement requiring it to purchase the Company's products. In the case of cancellation of an order, the Company's sale contracts generally provide for the Company to be reimbursed for its out-of-pocket expenses and a portion of anticipated profits. The Company believes that sales to certain of its customers will decrease in the near future as those customers complete current purchasing requirements for new or expanded FABs. If completed contracts are not replaced on a timely basis by new orders from the Company's customers, the Company's business, financial condition and results of operations could be materially adversely affected. Although the composition of the group comprising the Company's largest customers has varied from year to year, the loss of a significant customer, any reduction in orders from any significant customer or the cancellation of a significant order from a customer, including reductions or cancellations due to customer departures from recent buying patterns or market, economic or competitive conditions in the semiconductor industry or in the industries that manufacture products utilizing integrated circuits, could have a material adverse effect on the Company's business, financial condition and results of operations.

     There can be no assurance that any of the Company's customers will not reduce or cease ordering the Company's products or services due to the above factors or other reasons. Any such reduction or cessation would likely have a material adverse effect on the Company's business, operating results and financial condition. Furthermore, attempts to mitigate the adverse effects of such reduction or cessation through the prompt addition of a new customer or customers would likely be difficult since prospective customers typically require lengthy qualification periods prior to placing orders for the Company's products. Anticipated orders from the Company's customers have in the past failed to materialize and delivery schedules have been deferred or canceled as a result of changes in customer requirements. Order deferrals and cancellations may have a material adverse effect on the Company's business, operating results and financial condition.

LIMITED NUMBER OF CONCURRENT OPPORTUNITIES

     Historically, the Company has sold a significant proportion of its systems to manufacturers constructing new FABs. The construction of new FABs involves extremely large capital expenditures, resulting in few FABs being constructed worldwide at any particular time. In addition, a substantial investment is required by customers to install and integrate automation systems in connection with upgrading or expanding their existing FABs. The magnitude of such capital expenditures has caused certain semiconductor manufacturers to forego significant automation of their existing FABs. Consequently, only a limited number of opportunities for the Company to sell its systems may exist at any given time.

MANAGEMENT OF GROWTH

     The Company's revenues increased significantly in the fiscal year ended September 30, 1997, due primarily to greater market acceptance of, and strong demand for, the Company's flexible factory automation systems as a result of semiconductor manufacturers' continuing upgrades, expansion of their existing FABS and the construction of new facilities, and from the Company's growth in Europe and in the Asia Pacific region. While the Company has increased its expense levels to support its recent growth, including the hiring of additional manufacturing, engineering and administrative personnel, there can be no assurance that the Company's revenue growth can be sustained. In addition, the continued expansion of the Company both domestically and internationally could significantly strain the Company's management, financial and other resources or its manufacturing capacity. (See "Effects of Recent Acquisition Activity.") In the event the semiconductor industry undergoes a downturn in the near term, the expenditures incurred by the Company could have a material adverse effect on the Company's business, financial condition and results of operations.

     In addition, the Company has hired and will likely be required to hire in the future substantial numbers of new employees, particularly personnel with technical backgrounds for the Company's engineering and technical support staffs. The market for such personnel has become increasingly competitive and the Company has occasionally experienced delays in meeting its staffing requirements. Protracted inability of the Company to recruit and train adequate numbers of qualified personnel on a timely basis would adversely affect the Company's ability to manufacture, install and support its systems.

     As the Company is required to design and manufacture its systems in larger volumes, it may become more difficult for the Company to maintain its standards of quality and reliability, and delivery times for its systems may grow longer. A failure to meet on-time delivery or performance criteria could, in addition to resulting in the loss of revenue from and the loss of future business with, such customer, cause long term damage to the Company's reputation and increase warranty and service costs, any of which could have a material adverse effect upon the Company's business, financial condition and results of operations. Further, if the Company were to be unable to expand its manufacturing capacity to meet demand, the placement of a large order requiring the development and delivery of flexible factory automation systems during a particular period might deter other semiconductor manufacturers from placing orders with the Company that would require development and delivery of such systems during the same period.

     There can be no assurance that the Company's systems, procedures, controls and staffing will be adequate to support the Company's operations. Failure to manage the Company's growth effectively could have a material adverse effect on the Company's business, financial condition and results of operations.

EFFECTS OF RECENT ACQUISITION ACTIVITY

     On October 29, 1997, the Company acquired Interval Logic Corporation, a California corporation. Based in Sunnyvale, California, Interval Logic Corporation has eight employees and develops and offers planning and scheduling software for use by semiconductor manufacturers to schedule their operations. The Company has also recently agreed to acquire Equipe Technologies, Inc., a California corporation ("Equipe"), and two related corporations in accordance with terms of the Agreement and Plan of Reorganization dated as of October 25, 1997 by and among the Company, Equipe, a wholly owned subsidiary of the Company, and certain stockholders of Equipe. Equipe develops, manufactures and supplies atmospheric wafer and substrate handling robots, pre-aligners and controllers. The Equipe acquisition is subject to the approval of the Company's shareholders, the obtaining of various regulatory approvals and certain other conditions.

     There can be no assurance that the Company will complete the Equipe acquisition or that if completed, the Company will be able to absorb and effectively manage the foregoing acquisitions and any future acquisitions. There can be no assurance that the Company will be able to develop, market and sell the Interval Logic Corporation and Equipe products successfully. The difficulty and management distraction inherent in integrating the acquired businesses, the substantial charges expected to be incurred in connection with such acquisitions, including costs of integrating the businesses and transaction expenses arising from the acquisitions, the risks of entering markets in which the Company has no or limited direct prior experience, the potential loss of key employees of the acquired companies and the risk that the benefits sought in the acquisitions will not be fully achieved, could have a material adverse effect on the Company's business, financial conditions, stock price and operating results. In addition, any acquisition may result in potentially dilutive issuances of equity securities, the incurrence of debt and contingent liabilities, and amortization expense related to intangible assets acquired, any of which could materially adversely affect the Company's business, financial condition and results of operations.

INTERNATIONAL OPERATIONS

     International sales accounted for 15%, 17% and 54% of net sales in fiscal years 1995, 1996 and 1997, respectively. The Company intends to maintain its presence in European markets and to expand its presence in Asian markets and anticipates that international sales will account for a significant portion of net sales in the future. Such international expansion will require significant management attention and expenditure of significant financial resources. Moreover, international operations are subject to certain risks, including unexpected changes in regulatory requirements, exchange rates, tariffs and other barriers, political and economic instability, difficulties in accounts receivable collection, difficulties in managing distributors or representatives, restrictions on the export or import of technology, potentially limited intellectual property protection, an even lengthier sales cycle than with domestic customers, difficulties in staffing and managing foreign subsidiary operations and potentially adverse tax consequences. In particular, although the Company's international sales are primarily denominated in U.S. dollars, currency exchange fluctuations in countries where the Company does business could materially adversely affect the Company's business, financial condition and results of operations, by rendering the Company less price-competitive than foreign manufacturers. If the Company's international sales become a greater component of total revenue the foregoing factors may have a pronounced effect on the Company's operating results. In any event, there can be no assurance that any of these factors will not have a material adverse effect on the Company's business, financial condition and results of operations. (See "Limited Intellectual Property Protection.")

RISKS ASSOCIATED WITH ASIAN MARKETS

     The Company believes that increased penetration of Asian markets will be important to its long-term future financial performance. These markets, which principally include markets in Korea, Taiwan, Singapore, China and, most significantly, Japan, represent a substantial percentage of worldwide semiconductor manufacturing capacity, and have been difficult for non-Japanese companies to penetrate. In addressing the Japanese market (including FABs operated outside of Japan by Japanese semiconductor manufacturers), the Company is at a competitive disadvantage as compared to Japanese suppliers, many of whom have longstanding collaborative relationships with Japanese and other Asian semiconductor manufacturers.

Although the Company intends to invest significant resources in Asian markets in the future, there can be no assurance that the Company will be able to achieve significant sales growth in Asian semiconductor markets. (See "International Operations" and "Competition.")

COMPETITION

     The Company experiences intense competition worldwide from one principal competitor, the clean automation division of Daifuku Co., Ltd., a large Japanese manufacturer of factory automation systems. Daifuku Co., Ltd. has substantially greater financial and other resources than the Company. The Company also experiences competition from a number of foreign and domestic manufacturers of automated machinery used in FABs. If the Equipe acquisition is completed, the Company will also begin competing with companies operating in the semiconductor automation tools industry. There can be no assurance that the Company's competitors will not develop enhancements to or future generations of competitive products that will offer superior price or performance features or that new competitors will not enter the Company's markets and develop such enhanced products. The Company believes that, once a semiconductor manufacturer has selected a particular vendor's capital equipment, the manufacturer generally relies upon that equipment for the specific production line application and frequently will attempt to consolidate its other capital equipment requirements with the same vendor. Accordingly, the Company expects to experience difficulty in selling to a particular customer for a significant period of time if that customer selects a competitor's capital equipment. There can be no assurance that the Company will be able to compete successfully in the future. Increased competitive pressure could cause the Company to lower prices for its products, thereby adversely affecting the Company's business, financial condition and results of operations.

RAPID TECHNOLOGICAL CHANGE

     The semiconductor manufacturing industry is subject to rapid technological change and new product introductions and enhancements. The Company's ability to remain competitive in this market will depend in part upon its ability to develop new and enhanced systems and to introduce these systems at competitive prices and on a timely and cost-effective basis to enable customers to integrate them into their operations either prior to or as they begin volume product manufacturing. In addition, new product introductions or enhancements by the Company's competitors could cause a decline in sales or loss of market acceptance of the Company's existing products. The success of the Company in developing, introducing, selling and supporting new and enhanced automated material handling systems depends upon a variety of factors including component selection, timely and efficient completion of product design and development, timely and efficient implementation of manufacturing and assembly processes, software development, product performance in the field and effective sales, marketing, service and project management. Because new product development commitments must be made well in advance of sales, new product decisions must anticipate advances in semiconductor manufacturing by leading semiconductor manufacturers. There can be no assurance that the Company will be successful in selecting, developing, manufacturing and marketing new products or in enhancing its existing products. An inability to do so would adversely affect the Company's business, financial condition and results of operations.

PRODUCT DEVELOPMENT DELAY

     Because of the large number of components in and the complexity of the Company's systems, significant delays can occur between a system's initial introduction and commencement of volume production of such systems. In the past, the Company has experienced delays from time to time in the introduction of, and certain technical and manufacturing difficulties with, certain of its systems and enhancements and may experience delays and technical and manufacturing difficulties in future introductions or volume production of new systems or enhancements. In addition, some of the systems built by the Company must be customized to meet individual customer site or operating requirements. The Company's inability to complete the development or meet the technical specifications of any of its new systems or enhancements or to manufacture and ship these systems or enhancements in volume in a timely manner would materially adversely affect the Company's business, financial condition and results of operations as well as its relationships with customers. In addition, the Company may incur substantial unanticipated costs to ensure the functionality and reliability of its future product introductions early in the product's life cycle, such as increased cost of materials due to expedited charges, and other purchase inefficiencies and greater than expected installation and support costs which cannot be passed on to the customer. Any of such events could materially adversely affect the Company's business, financial condition and results of operations.

SOLE OR LIMITED SOURCES OF SUPPLY

     In certain instances, the Company is dependent upon a sole supplier or a limited number of suppliers, or has qualified only a single or limited number of vendors, for certain components or specialized processes (such as painting of system cabinets and enclosures) utilized in its products. The Company has experienced no significant disruption or delay in obtaining required components for its products, and believes that it could in most instances develop other sources of supply or qualify other vendors for such components or processes. However, a prolonged inability to obtain adequate deliveries could require the Company to pay more for inventory, parts and other supplies, seek alternative sources of supply, delay its ability to ship its products and damage relationships with current and prospective customers. Any such delay or damage could have a material adverse effect on the Company's business, financial condition and results of operations.

LIMITED INTELLECTUAL PROPERTY PROTECTION

     The Company protects its proprietary technologies primarily through employee and third-party non-disclosure agreements and legal principles restricting the unauthorized disclosure or use of trade secrets. The Company also holds a patent relating to certain key elements of its AeroTrak monorail system, which forms an important component of the Company's interbay automation systems. This patent expires in 2007. The Company believes, however, that its financial performance will depend more upon its innovation and technological expertise and the capabilities of its employees than upon the protection of its intellectual property rights. There can be no assurance that intellectual property laws will protect the Company's intellectual property rights. There can be no assurance that any patent issued to the Company will not be challenged, invalidated or circumvented or that the rights granted thereunder will provide competitive advantages to the Company. Furthermore, there can be no assurance that others will not independently develop similar products, duplicate the Company's product or design around any patents issued to the Company. There can be no assurance that infringement claims by third parties or claims for indemnification resulting from such infringement claims will not be asserted in the future or that such assertions, if proven to be true, will not have a material adverse effect on the Company's business, financial condition and results of operations.

ENVIRONMENTAL REGULATIONS

     The Company is subject to a variety of governmental regulations relating to the use, storage, handling, manufacture and disposal of toxic or other hazardous substances used to manufacture the Company's products. The Company uses small quantities of lubricants, adhesives, solvents and cleaners in connection with its manufacturing and assembly operations. The Company believes that its storage, use and disposal of such materials complies in all material respects with applicable governmental regulations, and that it has obtained all necessary environmental permits to conduct its business. Any failure by the Company to control the use, disposal or storage of, or adequately restrict the discharge of, hazardous or toxic substances could subject the Company to significant liabilities, thereby having a material adverse effect on the Company's business, financial condition and results of operations.

DEPENDENCE ON KEY PERSONNEL

  The Company's financial performance will depend in significant part upon the continued contributions of its founder, President and Chief Executive Officer, Mordechai Wiesler, its Executive Vice President and Chief Operating Officer, Mitchell G. Tyson, and other officers and key personnel, many of whom would be difficult to replace. None of such persons has an employment or non-competition agreement with the Company. Although the Company maintains key person life insurance on Messrs. Wiesler and Tyson, the loss of Mr. Wiesler, Mr. Tyson or any other key person could have a material adverse effect on the Company's business, financial condition and results of operations. In addition, the Company's future operating results depend in part upon its ability to attract and retain other qualified management, engineering, financial, technical, marketing and sales and support personnel for its operations. Competition for such personnel is intense, and there can be no assurance that the Company will be successful in attracting or retaining such personnel. The failure to attract or retain such persons could materially adversely affect the Company's business, financial condition and results of operations.

VOLATILITY OF STOCK PRICE

  The market price of the Company's Common Stock has in the past and will be subject to wide fluctuations in response to quarterly variations in operating results, announcements of technological innovations or new products by the Company or its competitors, trends in the semiconductor manufacturing industry, and other events or factors. In addition, the stock market has experienced extreme price and volume fluctuations that have particularly affected the market prices for many high technology companies, including the Company. These broad market fluctuations may adversely affect the market price of the Company's Common Stock. In the past, following periods of volatility in the market price of a Company's securities, securities class action litigation has been initiated against the issuing company. There can be no assurance that such litigation will not occur in the future with respect to the Company.

  Assuming the Equipe acquisition is completed, as part of that transaction, the Company will issue 4,364,020 shares of the Company's Common Stock to the existing shareholders of Equipe and its two related companies. These shares will not be freely transferable, will be "restricted securities" for the purposes of Rule 144 promulgated under the Securities Act and may be subject to other restrictions if the new stockholder is an affiliate of Equipe or the Company. The Company has, however, agreed to provide the stockholders of Equipe and its related companies with certain registration rights in relation to these new shares. As a result, the Company will likely be required to file registration statements pursuant to which the new shares will be able to be sold in the public markets. The stockholders of Equipe and its related companies may also be able to sell their new shares in accordance with Rule 144. Sales of substantial amounts of such shares could adversely affect the market price of the Company's Common Stock.

ANTI-TAKEOVER EFFECT OF CHARTER PROVISIONS, BY-LAWS AND MASSACHUSETTS LAW

  The Company's Amended and Restated Articles of Organization contain provisions that could discourage a proxy contest or make more difficult the acquisition of a substantial block of the Company's Common Stock. The Company's Board of Directors is authorized to issue shares of Common Stock and Preferred Stock without stockholder approval. Any such issuance could dilute and adversely affect various rights of the holders of Common Stock and, in addition, could be used to discourage an unsolicited attempt to acquire control of the Company. The Company's Amended and Restated Articles of Organization also contain certain other provisions which may discourage an unsolicited takeover attempt. These provisions could limit the price that investors might be willing to pay in the future for shares of Common Stock and could make it more difficult for stockholders of the Company to effect certain corporate actions.

                                  THE COMPANY

  PRI is a leading supplier of factory automation systems that serve the needs of large, mid-sized and specialty semiconductor manufacturers. The Company combines advanced robotics technology with material handling software to automate the complex processes of integrated circuit manufacturing. PRI's flexible factory automation systems -- which include overhead monorails, wafer stockers, reticle stockers, tool automation systems, material control software, factory simulation and other services, including project management and on-site support -- are designed to maximize wafer yield and equipment utilization in a wide range of semiconductor manufacturing environments, while providing efficient work-in-process logistics to help optimize manufacturing throughput.

  The Company sells its systems and services to semiconductor manufacturers, as well as to OEM equipment suppliers which incorporate the Company's products into systems sold to semiconductor manufacturers. The Company markets its products in North America through a direct sales force operating out of its headquarters in Billerica, Massachusetts and sales offices in California, New Jersey and Texas, and through an independent manufacturer's representative organization covering specific accounts. Outside North America, the Company's products are sold by the Company's direct sales force with sales offices in England, South Korea, Taiwan, France and the Netherlands.

  The executive offices of PRI are located at 805 Middlesex Turnpike, Billerica, Massachusetts 01821-3986, and its telephone number is (978) 663-8555. PRI was incorporated in Massachusetts in 1972 under another name and began its present business in 1982.

                                USE OF PROCEEDS

  The Company will not receive any proceeds from the sale of Common Stock offered hereunder by the Selling Stockholders.

                              SELLING STOCKHOLDERS

  The Shares are being offered for sale from time to time during the period of effectiveness of the Registration Statement for the accounts of the Selling Stockholders set forth below. Each of the Selling Stockholders acquired the Shares being offered hereunder pursuant to an Agreement and Plan of Merger (the "Merger Agreement") dated October 12, 1997, by and among the Company, Interval Logic Corporation, a Massachusetts corporation and wholly-owned subsidiary of the Company ("ILC"), Interval Logic Corporation, a California corporation ("Interval") and certain former shareholders and optionholders of Interval.

  The Company has filed with the Commission a Registration Statement on Form S-3, of which this prospectus forms a part, with respect to the resale of the Shares from time to time on the Nasdaq Stock Market or in privately-negotiated transactions. The Company has agreed to use best efforts to keep such Registration Statement effective until the first anniversary of the closing of the merger of ILC and Interval (such anniversary shall occur on October 29, 1998), or, if earlier, until the distribution contemplated in this Prospectus has been completed.

  Based on the information supplied by each Selling Stockholder to the Company, the following table sets forth, as of December 11, 1997, certain information regarding the beneficial ownership of each Selling Stockholder and any material relationship of such Selling Stockholder during the last three years with the Company or any of its predecessors or affiliates.

                                     SHARES BENEFICIALLY OWNED                                         SHARES TO BE BENEFICIALLY
                                          PRIOR TO OFFERING                  NUMBER OF                    OWNED AFTER OFFERING
                                   -----------------------------            SHARES BEING             ----------------------------
NAME                                  NUMBER          PERCENT(1)             OFFERED(2)                 NUMBER(3)      PERCENT(1)
---------------                    ------------    -------------            ------------             -------------  -------------
Donald A. Rosenthal (4)....            81,468            *                     81,468                           0         *
Trinity Ventures IV, L.P
 (5).......................            26,633            *                     26,633                           0         *
Trinity IV Side-by-Side
 Fund, L.P (6).............             1,573            *                      1,573                           0         *
Amnon Rodan................               792            *                        792                           0         *
Nierenberg Family 1993
 Trust.....................               396            *                        396                           0         *
Paul Sutton (7)............               396            *                        396                           0         *

__________________
*   Less than 1%.

(1) Represents the percentage beneficially owned relative to the aggregate of 15,146,026 shares of Common Stock outstanding as of December 2, 1997.
(2) This Registration Statement shall also cover any additional shares of Common Stock that become issuable in connection with the shares registered for sale hereby by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration that results in an increase in the number of the Company's outstanding shares of Common Stock.
(3) Assumes all shares offered are hereby sold.
(4) Mr. Rosenthal was a director and officer of Interval within the past three years and is currently a director and officer of ILC.
(5) Trinity Ventures IV, L.P. ("Trinity") may distribute some or all of the Common Stock owned by Trinity to its limited partners. As of the date of this Prospectus, Trinity's limited partners are: Fremont Investors, Inc.; W.W. Henry Living Trust; Big Tree Partners; Bradley Holdings Ltd.; Crescent Intl Holdings Limited; Suwannukul Family Trust; Dick Williams; George O. Sheldon Trustee V/D/T Dated 8/10/94; The Hexon 1989 Rev Trust; William T. Creson IRA-Rollover; Donald Chase Doolittle; Robin Wolaner; W. Andrew Beckstoffer; Barbara P. Freeman Trust; John J. Mehalchin; James Arthur Lawrence; Deborah A. Widener; Rod and Connie Georgiu; Leland S. Prussia Profit Sharing Plan; Technology Funding Partners III, LP; Technology Funding Venture Partners V, An Aggressive Growth Fund, L.P.
(6) Trinity IV Side-by-Side Fund, L.P. ("Side Fund") may distribute some or all of the Common Stock owned by Side Fund to its limited partners. As of the date of this Prospectus, Side Fund's limited partners are: Fremont TVL IV Partners, L.P.; Nierenberg Family 1993 Trust; Lederer-Orr Family Trust u/d/t June 6, 1997; The Fenton Family 1994 Trust; Tod H. Francis; Judith B. Boyd; James G. Shennan, Jr.
(7) Mr. Sutton is currently an officer of ILC.



                              PLAN OF DISTRIBUTION

  The Shares may be sold from time to time by the Selling Stockholders, or by pledgees, donees, transferees or other successors in interest. Such sales may be made on one or more exchanges or in the over-the-counter market, or otherwise at prices and at terms then prevailing or at prices related to the then current market price, or in negotiated transactions. The Shares may be sold by one or more of the following: (a) a block trade in which the broker or dealer so engaged will attempt to sell the Shares as agent but may position and resell a portion of the block as principal to facilitate the transaction; (b) purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this Prospectus; (c) an exchange distribution in accordance with the rules of such exchange; and (d) ordinary brokerage transactions and transactions in which the broker solicits purchasers. In effecting sales, brokers or dealers engaged by the Selling Stockholders may arrange for other brokers or dealers to participate. Brokers or dealers will receive commissions or discounts from Selling Stockholders in amounts to be negotiated immediately prior to the sale. Such brokers or dealers and any other participating brokers or dealers may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales, and any commission received by them and profit on any resale of the Shares as principal might be deemed to be underwriting discounts and commissions under the Securities Act. In addition, any securities covered by this Prospectus which qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to the Prospectus.

  Upon the Company being notified by a Selling Stockholder that any material arrangement has been entered into with a broker-dealer for the sale of the Shares through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, a supplement to this Prospectus will be filed, if required, pursuant to Rule 424(c) under the Securities Act, disclosing (i) the name of each Selling Stockholder and of the participating broker-dealer(s), (ii) the number of shares involved, (iii) the price at which such shares were sold, (iv) the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable, (v) that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this Prospectus and (vi) other facts material to the transaction.

  The Company has agreed to pay the expenses incurred in connection with preparing and filing the Registration Statement and this Prospectus (other than selling commissions). The Company has agreed to indemnify the Selling Stockholders against certain liabilities, including liabilities under the Securities Act.


                                 LEGAL MATTERS

  The validity of the Shares offered hereby will be passed upon for the Company by Foley, Hoag & Eliot LLP, Boston, Massachusetts. A member of that firm owns beneficially 9,000 shares of the Company's Common Stock.

                                    EXPERTS

  The consolidated balance sheets as of September 30, 1996 and 1995 and the consolidated statements of operations, stockholders' equity and cash flows for each of the three years in the period ended September 30, 1996, incorporated by reference in this Prospectus, have been incorporated herein in reliance on the report of Coopers & Lybrand L.L.P., independent accountants, given on the authority of that firm as experts in accounting and auditing.

  The combined financial statements of the Equipe Combined Companies at December 31, 1996, and for the year then ended, incorporated by reference in this Registration Statement and the related Prospectus, have been audited by Ernst & Young LLP, independent auditors, as set forth in its report thereon incorporated by reference herein, and is given upon the authority of such firm as experts in accounting and auditing.

  The combined financial statements of the Equipe Combined Companies at December 31, 1995, and for each of the two years in the period ended December 31, 1995, incorporated by reference in this Registration Statement and the related Prospectus, have been audited by Mohler, Nixon & Williams, independent auditors, as set forth in its report thereon incorporated by reference herein, and is given upon the authority of such firm as experts in accounting and auditing.

  No person has been authorized to give any information or to make any representations other than those contained in this Prospectus in connection with the offering covered by this Prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by the Company or any Selling Shareholder. This Prospectus does not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities to which it relates or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since the date hereof or the information contained herein is correct as of any time subsequent to its date.



                                    111,258
                                     Shares






                              PRI AUTOMATION, INC.



                                  Common Stock
                           (par value $.01 per share)



                             _____________________

                                   PROSPECTUS
                             _____________________

                                    PART II
                    INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following table sets forth the various expenses to be paid by the Company in connection with the issuance and distribution of the securities being registered, other than underwriting discounts and commissions. All amounts shown are estimates except for amounts of filing and listing fees. The Company will pay all expenses in connection with the issuance and distribution of any securities sold by the Selling Stockholders (including fees and expenses of counsel for the Selling Stockholders up to a maximum of $15,000), except for any discounts, concessions, commissions or other compensation due to any broker or dealer in connection with the sale of any of the shares offered hereby.

          Securities and Exchange Commission registration fee.. $   1,056.52

          Nasdaq Stock Market, Inc. listing fee................     2,225.16

          Legal fees and expenses..............................    20,000.00

          Accounting fees and expenses.........................     3,000.00

          Printing, EDGAR formatting and mailing expenses......     2,000.00

          Miscellaneous........................................       718.32
                                                                   ---------

                  Total.......................................     29,000.00

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Article 6C of the Company's Restated Articles of Organization provides that the Company (with certain exceptions) will indemnify and hold harmless to the fullest extent authorized by the Massachusetts Business Corporation Law each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative, investigative or otherwise (hereinafter a "Proceeding"), by reason of the fact that he or she is or was (a) a director of the Company, (b) an officer of the Company elected or appointed by the stockholders or the Board of Directors, or (c) serving, at the request of the Company as evidenced by a vote of the Board of Directors prior to the occurrence of the event to which the indemnification relates, as a director, officer, employee or other agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (such persons described in (a), (b) and (c) are sometimes hereinafter referred to as an "Indemnitee") against all expense, liability, and loss reasonably incurred by any such Indemnitee in connection therewith. The Company may also, to the extent authorized by the Board of Directors, grant rights to indemnification, and to an advancement of expenses, to any employee or agent of the Company. Notwithstanding the foregoing, if Massachusetts Business Corporation Law requires, an advancement of expenses incurred by an Indemnitee will be made only upon delivery to the Company of an undertaking, by or on behalf of such Indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is not further right to appeal that such Indemnitee is not entitled to be indemnified for such expenses.

     The rights under Article 6C may not be amended or terminated so as to adversely affect an individual's rights with respect to the period prior to such amendment without the consent of the person entitled to the indemnification (unless otherwise required by the Massachusetts Business Corporation Law).

     Section 67 of Chapter 156B of the Massachusetts Business Corporation Law authorizes a corporation to indemnify its directors, officers, employees and other agents unless such person shall have been adjudicated in any proceeding not to have acted in good faith in the reasonable belief that his action was in the best interests of the corporation or to the extent that such matter relates to service with respect to an employee benefit plan, in the best interests of the participants of such employee benefit plan.

     The effect of these provisions would be to authorize such indemnification by the Company for liabilities arising out of the Securities Act of 1933.

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

     4.1   Restated Articles of Organization (filed as Exhibit 3.5 to the
           Company's registration statement on Form S-1, File No. 33-81836, and incorporated herein by reference).

     4.2   Articles of Amendment to Restated Articles of Organization (filed as
           Exhibit 3.6 to the Company's quarterly report on Form 10-Q, File No.
           000-24934 and incorporated herein by reference).

     4.3 Amended and Restated By-Laws of the Company (filed as Exhibit 3.4 to the Company's registration statement on Form S-1, File No. 33-81836 and incorporated herein by reference).

     5.1   Opinion of Foley, Hoag & Eliot LLP.

     23.1  Consent of Coopers & Lybrand L.L.P.

     23.2  Consent of Ernst & Young LLP, independent auditors.

     23.3  Consent of Mohler, Nixon & Williams, independent auditors.

     23.4  Consent of Foley, Hoag & Eliot LLP (included in the final sentence of
           Exhibit 5.1).

     24.1  Power of Attorney (contained on the signature page).

ITEM 17.  UNDERTAKINGS

     (a)   The undersigned registrant hereby undertakes:

           (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                 (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                 (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table upon effectiveness hereof;

                 (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

           (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           (3) To remove from registration, by means of a post-effective amendment, any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference to the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Billerica, state of Massachusetts, on this 11th day of December 1997.

                                                PRI AUTOMATION, INC.



                                                By: /s/ Mordechai Wiesler
                                                   -----------------------------
                                                   Mordechai Wiesler
                                                   Chief Executive Officer


                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints Mordechai Wiesler, Mitchell G. Tyson and Stephen
D. Allison, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing which they, or either of them, may deem necessary or advisable to be done in connection with this Registration Statement, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or any substitute or substitutes for any of them, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                         Title                            Date
---------                         -----                            ----

/s/ Mordechai Wiesler             Chief Executive Officer,         December 11, 1997
---------------------             Treasurer and Director
Mordechai Wiesler                 (Principal Executive Officer)


/s/ Mitchell G. Tyson             President, Chief Operating       December 11, 1997
---------------------             Officer and Director
Mitchell G. Tyson


/s/ Stephen D. Allison            Chief Financial Officer          December 11, 1997
----------------------            (Principal Financial
Stephen D. Allison                and Accounting Officer)


Signature                         Title                            Date
---------                         -----                            ----

/s/ Alexander d'Arbeloff          Director                         December 11, 1997
------------------------
Alexander V. d'Arbeloff


/s/ Boruch B. Frusztajer          Director                         December 12, 1997
------------------------
Boruch B. Frusztajer


/s/ Amram Rasiel                  Director                         December 10, 1997
----------------
Amram Rasiel

                                 EXHIBIT INDEX

 Exhibit
   No.        Description                                                   Page
 -------      -----------                                                   ----

 4.1    Restated Articles of Organization (filed as Exhibit 3.5 to the
        Company's registration statement on Form S-1, File No. 33-81836,    ----
        and incorporated herein by reference).

 4.2    Articles of Amendment to Restated Articles of Organization
        (filed as Exhibit 3.6 to the Company's quarterly report on          ----
        Form 10-Q, File No. 000-24934 and incorporated herein by
        reference).

 4.3    Amended and Restated By-Laws of the Company (filed as Exhibit
        3.4 to the Company's registration statement on Form S-1,            ----
        File No. 33-81836 and incorporated herein by reference).

 5.1    Opinion of Foley, Hoag & Eliot LLP.
                                                                            ----
 23.1   Consent of Coopers & Lybrand L.L.P.
                                                                            ----
 23.2   Consent of Ernst & Young LLP, independent auditors.
                                                                            ----
 23.3   Consent of Mohler, Nixon & Williams, independent auditors.
                                                                            ----
 23.4   Consent of Foley, Hoag & Eliot LLP (included in the final
        sentence   of Exhibit 5.1).                                         ----

 24.1   Power of Attorney (contained on the signature page).
                                                                            ----